UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

BITMINE IMMERSION TECHNOLOGIES, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Text Messages:

Hi [fname], this is [agent] with Alliance Advisors, on behalf of your investment with Bitmine Immersion Technologies, Inc. and the Board of Directors.

The Annual Meeting of Stockholders is fast approaching, and according to our records, we have not received your vote. To review the meeting proposals, please click the following link:

https://www.sec.gov/Archives/edgar/data/1829311/000149315225026868/formdef14a.htm

To prevent any additional correspondence or phone calls, please contact us at 1-855-206-1722, or vote using the link below.

[Individual Link here]

STOP to END

Email Communications:

Email Subject: ACTION REQUIRED: Your investment in Bitmine Immersion Technologies, Inc.

Dear First Last Name:

The Annual Meeting of Stockholders for Bitmine Immersion Technologies, Inc. is quickly approaching. Our latest records show that your vote has not been received.

The Company’s Board of Directors unanimously recommends that all Stockholders vote “FOR” on all proposals. Detailed information on the meeting and the proposals can be found by visiting Bitmine Immersion Technologies, Inc. SEC Filings.

Voting is easy!

Simply use one of the following methods to promptly provide your voting instructions:

1.	Vote with a live Proxy Specialist – You may cast your vote with a live proxy specialist by calling toll free at 1-855-206-1722 between the hours of 9:00am -10:00pm EST, Monday through Friday.
2.	Vote Online – You can click the link below and follow the online instructions.

CLICK HERE TO VOTE

Please Vote Today!

We urge you to vote before January 15, 2026.